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                                                                  Exhibit 10.61

                       AMENDMENT TO THE WATERS CORPORATION
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                  WHEREAS, Waters Corporation (the "Company") has established and maintains a stock option plan for the benefit of non-employee directors of the Company entitled the Waters Corporation 1996 Non-Employee Director Stock Option Plan (the "Plan"); and

                  WHEREAS, the Company has previously taken action to amend the Plan in certain respects;

         NOW, THEREFORE, in accordance with the power of amendment contained in
Section 8 of the Plan, the Company having heretofore taken all necessary action to amend the Plan, the Plan is hereby amended, as follows:

                  1. The first paragraph of Section 4(b) of the Plan is deleted in its entirety and the following new first paragraph of Section 4(b) is substituted therefor:

         4(b). ADJUSTMENT. The maximum number of Shares referred to in Section 4(a), and the number of Shares which may be purchased under any outstanding Option granted under Section 6 of the Plan shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares as the result of (i) the declaration and payment of a dividend payable in Common Stock, or the division of the Common Stock outstanding at the date hereof (or the date of the grant of any such outstanding Option, as applicable) into a greater number of Shares without the receipt of consideration therefor by the Company, or any other increase in the number of such Shares of the Company outstanding at the date hereof (or the date of the grant of any such outstanding Option, as applicable) which is effective without the receipt of consideration therefor by the Company (exclusive of any Shares granted by the Company to employees of the Company or any of its Subsidiaries without receipt of separate consideration by the Company), or (ii) the consolidation of the Shares outstanding at the date hereof (or the date of the grant of any such outstanding Option, as applicable) into a smaller number of Shares without the payment of consideration thereof by the Company, or any other decrease in the number of such Shares outstanding at the date hereof (or the date of the grant of any such outstanding Option, as applicable) effected without the payment of consideration by the Company; PROVIDED, HOWEVER, that the total option price for all Shares which may be purchased upon the exercise of any Option granted pursuant to the Plan (computed by multiplying the number of Shares originally purchasable thereunder, reduced by the number of such Shares which have theretofore been purchased thereunder, by the original option price per share before any of the adjustments herein provided for) shall not be changed.

                  2. Section 6(a) of the Plan is deleted in its entirety and the following new Section 6(a) is substituted therefor:

         6(a). ANNUAL GRANT OF OPTIONS. Beginning December 1, 1997, on December 1 of each year through and including December 1, 1998, 1,000 options shall automatically be granted to each Non-Employee Director serving on the Board on such date. Beginning January 1, 2000, on January 1 of each year, 2,000 options, subject to adjustment immediately upon the occurrence of any of the events described in Sections 4(b)(i) and/or 4(b)(ii) hereof occurring after December 9, 1999, such adjustment to be made in accordance with the provisions of Section 4(b) hereof, shall automatically be granted to each Non-Employee Director serving on the Board on such date (collectively, the "Annual Options").

                  3. Section 6(b) of the Plan is deleted in its entirety and the following new Section 6(b) is substituted thereof:

         6(b). INITIAL GRANT OF OPTIONS. On July 1, 1996, each Non-Employee Director serving on the Board on such date shall automatically be granted 1,000 options (the "Initial Options"), which shall be exercisable on or after July 1, 1997. If after July 1, 1996, a Non-Employee Director is initially elected or appointed to the Board effective on any date other than January 1, such Non-Employee Director


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         shall automatically be granted at the time of such appointment or election, 1,000 Options if such date is prior to December 9, 1999, and 2000 options if such date is on or after December 9, 1999, in the latter case subject to adjustment immediately upon the occurrence of any of the events described in Sections 4(b)(i) and/or 4(b)(ii) hereof occurring after December 9, 1999, such adjustment to be made in accordance with the provisions of Section 4(b) hereof, which options shall be exercisable after the one-year anniversary of such grant.

                  4. Section 6(c) of the Plan is deleted in its entirety and the following new Section 6(c) is substituted thereof:

         6(c)     OPTION EXERCISE PRICE. The exercise price per Share for each
         Option shall be the Fair Market Value of a Share on the date of the grant, subject to Section 4(b).

                  5. Section 6(e) of the Plan is deleted in its entirety and the following new Section 6(e) is substituted thereof:

         6(e). CONDITIONS AND LIMITATIONS ON EXERCISE. Unless otherwise approved by the Board in its discretion:

         (i) VESTING.

                  A) Each Initial Option shall vest upon the first anniversary of the date of grant.

                  (B) Twenty percent of each grant of Annual Options shall vest on each December 1, as to Annual Options granted prior to January 1, 2000, and on each January 1 as to Annual Options granted on or after January 1, 2000, in each case, of each of the five years following the grant of such Annual Options beginning on the one-year anniversary of such grant.

                  (C) Upon the termination of a Non-Employee Director's tenure for any reason, the unvested portion of any outstanding Options shall expire.

         (ii) EXERCISE. Each Option shall be exercisable in one or more installments and shall not exercisable for less than 100 Shares, unless the exercise represents the entire remaining exercisable balance of a grant or grants. Each Option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of Shares subject to the Option. The option price of any Shares as to which an Option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Non-Employee Director, be made in any one or any combination of the following forms:

                  (A) wire transfer of funds or check in such form as may be satisfactory to the Committee;

                  (B) Shares (so long as such shares were held by the Non-Employee Director for a period of six months prior to the date of exercise) valued at their Fair Market Value on the date of exercise or, if the date of exercise is not a business day, the next succeeding business day; or

                  (C) through simultaneous sale through a broker of unrestricted Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board.

                  IN WITNESS WHEREOF, the Company has caused this amendment to be signed on its behalf by its duly authorized representative this 27th day of March, 2000.

                                     WATERS CORPORATION

                                     By: /s/ Brian Mazar
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                                     Its:    Senior Vice President
                                             Human Resources
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